     As filed with the Securities and Exchange Commission on June 7, 1995
                                                            Registration No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                 ============================================

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ------------------------

                        AMERISOURCE HEALTH CORPORATION
            (Exact name of registrant as specified in its charter)

               DELAWARE                                      23-2546940
    (State or other jurisdiction of                         (IRS Employer
     incorporation or organization)                     Identification Number)

                            ------------------------



        300 Chester Field Parkway                               19355
          Malvern, Pennsylvania                              (Zip Code)
(Address of principal executive offices)

                         AMERISOURCE HEALTH CORPORATION
                             1995 STOCK OPTION PLAN

                                      and

                         AMERISOURCE HEALTH CORPORATION
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the Plan)

                            ------------------------

      TERESA T. CICCOTELLI, ESQ.                           Copy to:
     Legal Counsel and Secretary                   CRAIG L. GODSHALL, ESQ.
    AmeriSource Health Corporation                  Dechert Price & Rhoads
       300 Chester Field Parkway                   4000 Bell Atlantic Tower
     Malvern, Pennsylvania  19355                      1717 Arch Street
(Name and address of agent for service)       Philadelphia, Pennsylvania  19103
                                                        (215) 994-4000
            (610) 296-4480
(Telephone Number, including area code,
         of agent for service)

                 ============================================

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
    Title of Securities          Amount to be            Proposed maximum         Proposed maximum            Amount of
     to be Registered            Registered(1)          offering price per       aggregate offering        Registration Fee
                                                           security(2)                price(2)
- ----------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,              1,218,536                  $23.75               $28,940,230.00             $9,979.39
par value $.01 per share             Shares
============================================================================================================================

(1) Represents the number of shares of Class A Common Stock initially issuable upon exercise of the Options, including 1,168,536 shares pursuant to the 1995 Purchase Plan and 50,000 shares pursuant to the Non-Employee Director Stock Option Plan. Also registered hereby are such additional indeterminate number of shares of Class A Common Stock or other securities as may become issuable upon exercise of purchase rights or otherwise by reason of adjustments pursuant to the anti-dilution provisions of the Plans.

(2) Estimated solely for the purpose of computing the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 on the basis of the average of the high and low prices of $24-1/2 and $23 per share, respectively, reported on the NASDAQ National Market on June 2, 1995.


================================================================================

PART I.          INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS.

ITEM 1.          PLAN INFORMATION.

         Information required by Part I to be contained in the Section 10(a) Prospectus has been omitted from the Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

ITEM 2.          REGISTRANT INFORMATION AND EMPLOYER PLAN ANNUAL INFORMATION.

         Information required by Part I to be contained in the Section 10(a) Prospectus has been omitted from the Registration Statement in accordance with the Introductory Note to Part I of Form S-8.


PART II.         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.


ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant pursuant to Section 15(d) of The Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

         (a) the Quarterly Reports on Form 10-Q for the quarters ended December 31, 1994 and March 31, 1995 for AmeriSource Health Corporation, formerly named AmeriSource Distribution Corporation;

         (b) the Annual Report on Form 10-K for the fiscal year ended September 30, 1994 for AmeriSource Health Corporation, formerly named AmeriSource Distribution Corporation;

         (c) the definitive prospectus filed by the Registrant with the Commission pursuant to Rule 424(b) on April 3, 1995 (Registration No. 33-57513); and

         (d) the description of the Class A Common Stock of the Registrant contained in the Registrant's Form 8-A (No. 000- 20485) filed with the Commission on March 24, 1995.

         In addition, all documents subsequently filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing with the Commission of a post-effective amendment that
(i) indicates that all securities registered hereby have been sold or (ii) effects the deregistration of the balance of such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.          DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Class A Common Stock issued pursuant to the Offering will be passed upon for the Company by Dechert Price & Rhoads, Philadelphia, Pennsylvania. Barton J. Winokur, a partner of Dechert Price & Rhoads, which performs various legal services for the Company, is a director of the Company and owns 19,750 shares of the Class A Common Stock of the Company.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation, as amended (the "Charter") provides that directors of the Company shall be entitled to all limitations on the liability of directors available under the Delaware General Corporation Law (the "DGCL"). Further, the Charter provides that a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) acts described under
Section 174 of the DGCL relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit. In addition,
Section 145 of the DGCL and Article IV of the Company's Bylaws under certain circumstances, provide for the indemnification of the Company's officers and directors against liabilities which they may incur in such capacities.

         In general, any officer or director of the Company shall be indemnified by the Company against expenses including attorneys' fees, judgments, fines and settlements actually and reasonably incurred by that person in connection with a legal proceeding as a result of such relationship, whether or not the indemnified liability arises from an action by or in the right of the Company, if the officer or director acted in good faith, and in the manner believed to be in or not opposed to the Company's best interest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Such indemnity is limited to the extent that (i) such person is not otherwise indemnified and (ii) such indemnifications not prohibited by the DGCL or any other applicable law.

         Any indemnification under the previous paragraph (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon the determination that indemnification of the director or officer is proper in the circumstances because that person has met the applicable standard of conduct set forth above. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum of disinterested directors who are not parties to such action or (ii) if such quorum is not obtainable or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion. To the extent that a director or officer of the Company shall be successful in prosecuting an indemnity claim, the reasonable expenses of any such person and the fees and expenses of any special legal counsel engaged to determine the possibility of indemnification shall be borne by the Company.

         Expenses incurred by a director or officer of the Company in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized by the Bylaws.

         The indemnification and advancement of expenses provided by, or granted pursuant to Article IV of the Bylaws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, both as to action in that person's official capacity and as to action in another capacity while holding such office.

         The Board of Directors has the power to authorize the Company to purchase and maintain insurance on behalf of the Company and others to the extent that power to do so has not been prohibited by the DGCL, create any fund to secure any of its indemnification obligations and give other indemnification to the extent permitted by law. The obligations of the Company to indemnify a director or officer under Article IV of the Bylaws is a contract between the Company and such director or officer and no modification or repeal of the Bylaws shall detrimentally affect such officer or director with regard to that person's acts or omissions prior to such amendment or repeal.

         The Company has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Company.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.          EXHIBITS.

Exhibit
Number                    Description
- ------                    -----------

 4.1             Restated Certificate of Incorporation of Registrant.
 4.2             Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to Registrant's Form  S-1 Registration Statement, Amendment
                 No. 1 (No. 33-44244)).
 4.3             Registrants 1995 Stock Option Plan (incorporated by reference to Exhibit 10.16 to Registrant's Form S-2 Registration
                 Statement, Amendment No. 2 (No. 33-57513).
 4.4             Registrant's Non-Employee Director Stock Option Plan
                 (incorporated by reference to Exhibit 10.17 to Registrant's
                 Form S-2 Registration Statement, Amendment No. 2 (No.
                 33-57513)).
 4.5             Form of Certificate of Registrant's Class A Common Stock, $.01
                 par value per share (incorporated by reference to Exhibit 1 to
                 Registrant's Form 8-A (No. 000-20485), filed with the
                 Securities and Exchange Commission on March 24, 1995.
 5.1             Opinion and Consent of Dechert Price & Rhoads.
15               Not Applicable.
23.1             Consent of Ernst & Young LLP (contained on page 8).
23.2             Consent of Dechert Price & Rhoads (included in Exhibit 5.1).
24               Power of Attorney (set forth on the signature page to the
                 Registration Statement).
28               Not Applicable.
99               Not Applicable.

ITEM 9.          UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)     To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                          (ii)    To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                  Provided, however, that paragraphs (a)(1)(i)
and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3)      To remove from registration by means of
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on June 7, 1995.


                                   AMERISOURCE HEALTH CORPORATION

                                   BY         /S/ KURT J. HILZINGER
                                     -----------------------------------------
                                                  KURT J. HILZINGER
                                      VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                                                    AND TREASURER



                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John F. McNamara, Kurt J. Hilzinger and Teresa T. Ciccotelli, Esq. and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, in any and all capacities, to sign all amendments (including post-effective amendments) to the Registration Statement in which this power of attorney is attached, and to file all those amendments and exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.


                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signatures                                  Title                               Date
         ----------                                  -----                               ----
    /s/ John F. McNamara                 Chairman of the Board                         June 7, 1995
- -----------------------------------      President and Chief
        John F. McNamara                 Executive Officer
                                         (Principal Executive Officer)

    /s/ Kurt J. Hilzinger                Vice President,                               June 7, 1995
- -----------------------------------      Chief Financial Officer
         Kurt J. Hilzinger                   and Treasurer
                                         (Principal Financial Officer)

    /s/ John A. Kurcik                   Vice President, Controller                    June 7, 1995
- -----------------------------------      and Assistant Treasurer
        John A. Kurcik                   (Principal Accounting Officer)

                                         Director
- -----------------------------------
        Bruce C. Bruckmann

    /s/ Michael Delaney                  Director                                      June 7, 1995
- -----------------------------------
        Michael Delaney

                                         Director
- -----------------------------------
        Richard C. Gozon

    /s/ Lawrence C. Karlson              Director                                      June 7, 1995
- -----------------------------------
        Lawrence C. Karlson

    /s/ George H. Strong                 Director                                      June 7, 1995
- -----------------------------------
        George H. Strong

                                         Director
- -----------------------------------
        James A. Urry

    /s/ Barton J. Winokur                Director                                      June 7, 1995
- -----------------------------------
        Barton J. Winokur

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 33-       ) for the registration of 1,218,536 shares of
Class A Common Stock of AmeriSource Health Corporation pertaining to the AmeriSource Health Corporation 1995 Stock Option Plan and the AmeriSource Health Corporation Non-Employee Director Stock Option Plan, of our report dated November 2, 1994, with respect to the consolidated financial statements and schedules of AmeriSource Health Corporation included in its Form 10-K for the year ended September 30, 1994, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

Philadelphia, Pennsylvania
June 6, 1995





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